UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 17, 2021
CATERPILLAR FINANCIAL SERVICES CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-11241	37-1105865
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2120 West End Avenue, Nashville, Tennessee		37203-0001
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (615) 341-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Medium-Term Notes, Series H, 3.300% Notes Due 2024	CAT/24	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 8.01. Other Events.

Exhibits are filed herewith in connection with the issuance on May 17, 2021, by Caterpillar Financial Services Corporation (the “Company”) of (i) $1,000,000,000 aggregate principal amount of its Medium-Term Notes, Series J, Floating Rate Notes due 2022 (the “2022 Floating Rate Notes”), (ii) $500,000,000 aggregate principal amount of its Medium-Term Notes, Series J, Floating Rate Notes due 2024 (the “2024 Floating Rate Notes”) and (iii) $1,100,000,000 aggregate principal amount of its Medium-Term Notes, Series J, 0.450% Notes due 2024 (the “2024 Fixed Rate Notes” and, together with the 2022 Notes and the 2024 Floating Rate Notes, the “Notes”) pursuant to the Company’s previously filed Registration Statement on Form S-3 (Registration No. 333-237475) (the “Registration Statement”) and the related Prospectus dated March 30, 2020, Prospectus Supplement dated March 30, 2020 and Pricing Supplements (i) dated May 10, 2021 and May 13, 2021 relating to the 2022 Floating Rate Notes and (ii) dated May 10, 2021 relating to the 2024 Floating Rate Notes and the 2024 Fixed Rate Notes, respectively.

Item 9.01. Financial Statements and Exhibits.

d)	Exhibits. The following Exhibits are filed as part of this Report and as Exhibits to the Registration Statement:

	Exhibit Number	Description
	5.1	Opinion of Sidley Austin LLP, as to the legality of the Notes.

	23.1	Consent of Sidley Austin LLP (included as part of Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

CATERPILLAR FINANCIAL SERVICES CORPORATION

Date: May 17, 2021	By: /s/ Jennifer K. Schott
Jennifer K. Schott
Secretary

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